Exhibit 4.4









                                                            March __, 1996



Goldman, Sachs & Co.,
Lehman Brothers Inc.,
Oppenheimer & Co., Inc.
  As representatives of the
  U.S. Underwriters,

Goldman Sachs International,
Lehman Brothers International (Europe),
Oppenheimer International Ltd.
  As representatives of the
  International Underwriters,


c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

          The undersigned understands that, pursuant to underwriting agreements (the "Underwriting Agreements") by and between BDM International, Inc. (the "Company"), the selling stockholders named therein (the "Selling Stockholders"), and you, the Company and the Selling Stockholders propose to sell up to an aggregate of 3,220,000 shares of the Company's Common Stock, par value $.01 per share (the "Offered Shares"), which have been registered with the Securities and Exchange Commission in a Registration Statement filed on March 6, 1996, File No. 333-01513, as amended (the "Registration Statement").

          In order to induce the Company, the Selling Stockholders and you to execute and deliver the Underwriting Agreements and to facilitate the orderly distribution of the Offered Shares, the undersigned hereby agrees not to, without the prior written consent of Goldman, Sachs & Co., offer, sell, contract to sell or otherwise dispose of any shares of Common Stock of the Company or securities of the Company that are substantially similar to the Offered Shares, including, but not limited to, any securities convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities during the period beginning on the date of the Underwriting



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Agreements and continuing to and including the date 90 days after the date of the final Prospectus contained in the Registration Statement and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.


                                        By:_________________________



Accepted as of the date hereof:

Goldman, Sachs & Co.                    Goldman Sachs International
Lehman Brothers Inc.                    Lehman Brothers International (Europe)
Oppenheimer & Co., Inc.                 Oppenheimer International Ltd.

By: Goldman, Sachs & Co.                By: Goldman Sachs International



_____________________________      By:_______________________________
    Goldman, Sachs & Co.                    Name:
                                            Title:



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